                                                                   EXHIBIT 10.01


                          MULTI-TENANT INDUSTRIAL LEASE

                                  (TRIPLE NET)

                                    LANDLORD:

                                 LBA VF-I, LLC,

                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                     TENANT:

                                      EHNC,

                             A DELAWARE CORPORATION

               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Multi-Tenant Industrial Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between this Summary and the Lease, the provisions of the Lease shall control.

1.1      LANDLORD'S ADDRESS:                LBA VF-I, LLC
                                            c/o Layton-Belling & Associates
                                            4440 Von Karman Avenue, Suite 150
                                            Newport Beach, California  92660
                                            Attn: Mr. Steven R. Layton
                                            Telephone:        (949) 833-0400
                                            Facsimile:        (949) 553-1211

1.2      TENANT'S ADDRESS:                  Prior to Commencement Date:

                                            eHNC, a Delaware corporation
                                            5930 Cornerstone Court West
                                            San Diego, California  92121
                                            Attn:  Anne O'Leary
                                            Telephone:(858) 799-1403
                                            Facsimile:(858) 799-3831

                                            After Commencement Date:

                                            eHNC, a Delaware corporation
                                            9477 Waples Street, Suite 100
                                            San Diego, California  92121

1.3 PROJECT: The industrial development known as Pacific Business Park in the City of San Diego, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit "A". The Project includes all buildings, improvements and facilities, now or subsequently located within such development from time to time, including, without limitation, the four (4) buildings (including the Building) currently located within the Project, as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of all of the buildings (including the Building) located within the Project is 440,745 rentable square feet. Landlord may, from time to time, expand or reduce the area comprising the Project.

1.4 BUILDING: A multi-tenant industrial building located in the Project, containing 84,203 rentable square feet, the address of which is 9477 Waples Street, San Diego, California 92121.

1.5 PREMISES: Those certain premises within the Building consisting of Suite 100 shown on the floor plan attached hereto as Exhibit "B", containing 38,581 rentable square feet.

1.6 TENANT'S SHARE: Tenant's Share is 8.75%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Project. Accordingly, as more particularly set forth in Section 4 of this Lease, Tenant shall pay to Landlord 8.75% of the Operating Expenses. Tenant's Share is subject to adjustment in accordance with Section 1.3 of this Lease.

1.7 COMMENCEMENT DATE: The earlier to occur of (i) the date Tenant commences business in the Premises or (ii) July 1, 2000; provided, however, subject to
Section 11.1, any delay in delivering the Premises by Landlord (which delay is not caused by Tenant or any Tenant Parties) shall extend the July 1, 2000 date by one (1) day for each day that the delivery is so delayed. Landlord will deliver the Premises to Tenant within three (3) business days following the full execution and delivery of this Lease.

1.8 TERM: Thirty-Seven (37) months.

1.9 Basic Rent:

                 Months                                Basic Rent
                 ------                                ----------
                 1-12*                                 $48,226.25
                 13-24                                 $50,155.30
                 25-36                                 $52,161.51
                  37                                   $54,247.97



                                      (i)

*Including any partial month at the beginning of the Term if the Commencement Date is not the first day of the month.

1.10 PARKING: Four and one-half (4 1/2) uncovered, unreserved parking spaces per 1,000 rentable square feet of the Premises. Parking will be provided at no additional cost to Tenant, other than Tenant's Share of Operating Expenses. At Tenant's request, Landlord shall designate up to five (5) of Tenant's parking spaces for the exclusive use by Tenant or Tenant's visitors in a location that is mutually acceptable to Landlord and Tenant.

1.11 SECURITY DEPOSIT: $48,226.25.

1.12 PERMITTED USE: The Premises may be used only for general office purposes and for research and development, warehousing, distribution and any other use permitted under applicable laws and zoning.

1.13 BROKERS: John Burnham & Company representing Landlord and Irving Hughes representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the prime rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate", plus five percent (5%) per annum; or (b) the maximum rate permitted by law.

1.15 TENANT IMPROVEMENTS: The tenant improvements to be installed in the Premises, if any, as described in the Tenant Work Letter attached hereto as Exhibit "C".

1.16 GUARANTOR(s): HNC Software Inc., a Delaware corporation.



                                      (ii)

                                TABLE OF CONTENTS


1.       Premises................................................................1

2.       Term....................................................................1

3.       Rent....................................................................2

4.       Common Area; Operating Expenses.........................................2

5.       Security Deposit........................................................6

6.       Use.....................................................................6

7.       Payments and Notices....................................................9

8.       Brokers.................................................................9

9.       Surrender; Holding Over.................................................9

10.      Taxes..................................................................10

11.      Possession; Condition of Premises; Repairs.............................10

12.      Alterations............................................................12

13.      Liens..................................................................13

14.      Assignment and Subletting..............................................13

15.      Entry by Landlord......................................................15

16.      Utilities and Services.................................................15

17.      Indemnification and Exculpation........................................15

18.      Damage or Destruction..................................................16

19.      Eminent Domain.........................................................17

20.      Tenant's Insurance.....................................................18

21.      Landlord's Insurance...................................................19

22.      Waivers of Subrogation.................................................19

23.      Tenant's Default and Landlord's Remedies...............................19

24.      Landlord's Default.....................................................22

25.      Subordination..........................................................22

26.      Estoppel Certificate...................................................22

27.      Intentionally Deleted..................................................22

28.      Modification and Cure Rights of Landlord's Mortgagees and Lessors......22

29.      Quiet Enjoyment........................................................23

30.      Transfer of Landlord's Interest........................................23

31.      Limitation on Landlord's Liability.....................................23

32.      Miscellaneous..........................................................23

33.      Lease Execution........................................................25

34.      Waiver of Jury Trial...................................................25



EXHIBITS
EXHIBIT "A"  Project Site Plan
EXHIBIT "B"  Floor Plan
EXHIBIT "C"  Work Letter Agreement
EXHIBIT "D"  Sample Form of Notice of Lease Term Dates
EXHIBIT "E"  Rules and Regulations
EXHIBIT "F"  Sample Form of Tenant Estoppel Certificate
EXHIBIT "G"  Guaranty of Lease
EXHIBIT "H"  Tenant Environmental Questionnaire



                                      (i)

                                     INDEX

                                                                                Pages
                                                                                -----
Actual Statement....................................................................5
Additional Allowance........................................................Exhibit C
Applicable Requirements............................................................11
Common Area.........................................................................2
Completion Estimate................................................................16
CPI................................................................................14
Declaration.........................................................................3
Environmental Law...................................................................8
Environmental Permits...............................................................8
Estimate Statement..................................................................5
Extension Option....................................................................1
Fair Market Rental..................................................................1
Force Majeure Delays...............................................................24
Hazardous Materials.................................................................8
Indemnified Claims.................................................................15
Interest............................................................................7
Landlord............................................................................1
Landlord Indemnified Parties........................................................8
Landlord's Broker...................................................................9
Lease...............................................................................1
Operating Expenses..................................................................3
Option Period.......................................................................1
PCBs................................................................................8
Permitted Transfer.................................................................14
Permitted Transferee...............................................................14
Pre-Approved Change................................................................12
Real Property Taxes................................................................10
Reimbursement Requirements..........................................................6
Summary.............................................................................1
Systems............................................................................12
Tenant..............................................................................1
Tenant Change......................................................................12
Tenant Changes.....................................................................12
Tenant Indemnified Parties.........................................................16
Tenant Parties.....................................................................15
Tenant's Broker.....................................................................9
Tenant's Monthly Operating Expense Charge...........................................5
Tenant's Parties....................................................................8
Transfer...........................................................................13
Transfer Date......................................................................14
Transfer Notice....................................................................14
Transferee.........................................................................14



                                      (ii)

                         MULTI-TENANT INDUSTRIAL LEASE


This LEASE ("LEASE"), which includes the preceding Summary of Basic Lease Information and Definitions ("SUMMARY") attached hereto and incorporated herein by this reference, is made as of the _____ day of April, 2000, by and between LBA VF-I, LLC, a California limited liability company ("LANDLORD"), and eHNC, a Delaware corporation ("TENANT").

1.      PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment installed by Landlord above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 REMEASUREMENT. If a physical change occurs with respect to the Building or any other building(s) in the Project, Landlord's architect may, at Landlord's option, determine and redetermine the actual rentable square footage of the Building and other building(s) in the Project, and thereupon Tenant's Share and any other terms which vary based on the rentable square footage of the Building and/or other buildings in the Project, will be adjusted accordingly.

2.      TERM.

2.1 TERM; NOTICE OF LEASE DATES. The Term of this Lease shall be for the period designated in Section 1.8 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is sooner terminated or extended as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2 EARLY OCCUPANCY. If Tenant occupies the Premises prior to the Commencement Date, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22 except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay rent during the period of such early occupancy.

2.3 OPTION TO EXTEND. Tenant shall have one (1) option (the "EXTENSION OPTION") to extend the Term for a period (the "OPTION PERIOD") of five (5) years, upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Basic Rent (which shall be determined as set forth below). The Extension Option may be validly exercised only by notice in writing received by Landlord not later than two hundred seventy (270) calendar days prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if no Tenant default exists as of the date of exercise and, at Landlord's option, as of the commencement of the Option Period. If Tenant does not exercise the Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Option shall forever terminate and be of no further force or effect. The Extension Option is personal to the original Tenant, may not be exercised by any person or entity other than the original Tenant and shall become null and void if the original Tenant assigns its interest in this Lease or sublets more than one-half of the Premises, unless such assignment or sublease is to Permitted Transferee.

Basic Rent during the Option Period shall be equal to Fair Market Rental as of the commencement of the Option Period. For purposes hereof, "FAIR MARKET RENTAL" shall mean the base rent that would be payable during the Option Period to a willing landlord by a willing non-renewing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable space in the Sorrento Mesa area of San Diego, improved with typical tenant improvements, and having typical rent increases and commissions. At least eight (8) months prior to the Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by arbitration, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within one (1) month after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant's determination of Fair Market Rental. If, in the event of a dispute, the arbitrators have not determined the Fair Market Rental by the commencement of the Option Period, Tenant shall pay as Basic Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Basic Rent so paid by Tenant is higher than that ultimately determined by the arbitration process, then Landlord shall reimburse such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant's dispute regarding Landlord's determination of the Fair Market Rental, then Fair Market Rental shall be determined as follows. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Sorrento Mesa area of San Diego and who shall not have been employed or engaged by either party during said five (5) year period. Each such arbitrator shall be appointed within fifteen (15) days after Tenant notifies Landlord of Tenant's dispute of Landlord's determination of Fair Market Rental. The two arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth above. The three arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental for the Premises, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the criteria and variables set forth above. The new Basic Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the arbitrators. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association in accordance with the method described above. The cost of arbitration shall be paid by Landlord and Tenant equally.

3.      RENT.

3.1 BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Basic Rent designated in Section 1.9 of the Summary. The Basic Rent shall be paid by Tenant in advance on the first day of each and every calendar month during the Term, except that the first full month's Basic Rent shall be paid upon Tenant's execution and delivery of this Lease to Landlord. Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Basic Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Basic Rent is referenced. The Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset, in lawful money of the United States of America.

3.3 LATE PAYMENTS. Late payments of Basic Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Section 23.7 below.

3.4 TRIPLE-NET LEASE. All rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord, the rent to be paid each month during the Term of this Lease. Accordingly, except as specifically set forth herein, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises, and Tenant's Share of all costs, expenses and obligations of every kind or nature whatsoever relating to the remaining portion of the Project, which may arise or become due during the Term of this Lease shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Project by an affirmative act or omission of Landlord.

4.      COMMON AREA; OPERATING EXPENSES.

4.1 DEFINITION OF COMMON AREA. The term "COMMON AREA" means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy floor area in the Project and their customers, including, without limitation, the parking facilities of the Project, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants. Common Area also shall include, without limitation, the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises. Common Area shall not include (i) the entryway to a tenant's premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord's knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant.

4.2 MAINTENANCE AND USE OF COMMON AREA. Landlord shall maintain the Common Area in good condition and repair. If any owner or tenant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of Operating Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions now or hereafter of record (collectively the "DECLARATION"), and (ii) such reasonable, non-discriminatory rules and regulations concerning the Project as may be established by Landlord from time to time including, without limitation, the Rules and Regulations attached hereto as Exhibit "E". Tenant agrees to promptly comply with all such rules and regulations and any reasonable, non-discriminatory amendments thereto upon receipt of written notice from Landlord.

4.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Provided Landlord does not materially interfere with Tenant's use of and access to the Premises, Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant's presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters; (d) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate in Landlord's judgment; and (e) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscaped areas, roadways, walkways, drive aisles and curb cuts.

4.4 OPERATING EXPENSES. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 4, Tenant's Share of Operating Expenses. As used in this Lease, the term "OPERATING EXPENSES" shall consist of all costs and expenses for the ownership, operation, maintenance, repair and replacement of the Project as determined by Landlord utilizing standard accounting practices and calculated assuming the Project is one hundred percent (100%) occupied. Operating Expenses shall include the following costs by way of illustration but not limitation: (i) Real Property Taxes; (ii) any and all assessments under any covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges; (iv) costs of insurance obtained by Landlord pursuant to Section 21 of this Lease; (v) waste disposal and janitorial services; (vi) security; (vii) labor; (viii) management costs including, without limitation: (A) wages, salaries, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, insurance and similar charges ) of property management employees, and (B) management office rental, supplies, equipment and related operating expenses and commercially reasonable management/administrative fees; (ix) supplies, materials, equipment and tools including rental of personal property; (x) repair and maintenance of all portions of the buildings within the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xi) maintenance, sweeping, repairs, resurfacing, and upkeep of all parking and other Common Areas; (xii) amortization on a straight line basis over the useful life (together with interest at the Interest Rate on the unamortized balance) of all capital expenditures which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption; or
(B) required under any governmental law or regulation that was not applicable to the Project as of the date hereof; or (C) for replacement or restoration of any Project equipment and/or improvements needed to operate and/or maintain the Project at the same quality levels as prior to the replacement or restoration;
(xiii) gardening and landscaping; (xiv) maintenance of signs (other than signs of tenants of the Project); (xv) personal property taxes levied on or attributable to personal property used in connection with the Common Areas;
(xvi) reasonable accounting, audit, verification, legal and other consulting fees; and (xvii) any other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items, including appropriate reserves.

Notwithstanding the foregoing, Operating Expenses shall not include (i) management costs in excess of four percent (4%) of all rent received by Landlord from all tenants leasing space in the Project, (ii) repair and maintenance of the structural walls, foundations, concrete subflooring, structural elements of the roof or underground utilities installed by Landlord in any of the buildings within the Project and (iii) any of the following:

                (A) marketing costs, costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants or other occupants of the Project;

                (B) costs incurred by Landlord in connection with repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with the Building shell and other structural portions of the Building and the other building(s) located in the Project;

                (C) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space in the Building or Project for prospective tenants;

                (D) cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease);

                (E) except as otherwise specifically provided in Section 4.4(xii) above, costs incurred by Landlord for capital repairs, improvements, equipment and alterations to the Project which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied;

                (F) costs incurred due to the violation by Landlord of the terms, covenants and conditions of any lease covering space in the Project;

                (G) costs of general overhead and general administrative expenses, not including management fees specifically provided in Section 4.4(viii) above;

                (H) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord;

                (I) marketing costs, legal fees, space planner's fees, and advertising and promotional expenses and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

                (J) costs of electrical power for which Tenant directly contracts with and pays a local public service company

                (K) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                (L) costs associated with the operation of the business of the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project, costs of accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent that the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses which are not specifically included in Section 4.4 (viii) above);

                (M) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

                (N) interest, charges and fees incurred on debt, payments on mortgages and amounts paid as ground rental for the real property underlying the Project by Landlord;

                (O) costs for acquiring sculpture, paintings, fountains or other objects of art;

                (P) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                (Q) costs arising from Landlord's charitable or political contributions;

                (R) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

                (S) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

                (T) interest, late charges and tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments or file returns when due;

                (U) all items and services for which Tenant reimburses Landlord;

                (V) any expense resulting from the gross negligence of Landlord, its agents, contractors or employees, or, to the extent Landlord is entitled to reimbursement for such costs, to remedy damage caused by or resulting from the gross negligence of any tenants in the Project, including their agents, contractors and employees;

                (W) reserves for anticipated future expenses;

                (X) costs or repairs or other work occasioned by fire, casualty or other risk covered by insurance maintained (or obligated to be maintained pursuant to Article 20 of this Lease) by Landlord;

                (Y) reserves for depreciation, amortization and other expenses;

                (Z) costs occasioned by the willful misconduct of Landlord or penalties incurred as a result of violations of applicable law by Landlord;

                (AA) fines or penalties incurred by Landlord due to Landlord's violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority;

                (BB) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

                (CC) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item which is specifically excluded in this Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

                (DD) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building; and

                (EE) costs of the initial development or construction within the Project (including, without limitation, such development or construction costs incurred to comply with any CC&Rs, development permit, design permit or use permit issued for the Project).

4.5 TENANT'S MONTHLY OPERATING EXPENSE CHARGE. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, Tenant's Share of an amount estimated by Landlord to be the Monthly Operating Expenses for the Project for that month ("TENANT'S MONTHLY OPERATING EXPENSE Charge").

4.6 ESTIMATE STATEMENT. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement ("ESTIMATE STATEMENT") wherein Landlord will estimate both the Operating Expenses and Tenant's Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant's estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant's estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter, Tenant agrees to pay Tenant's Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

4.7 ACTUAL STATEMENT. By March 1st of each calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("ACTUAL STATEMENT") which states Tenant's Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant's Share of the Operating Expenses due under this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.

4.8 MISCELLANEOUS. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 4 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 4, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within thirty (30) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such Lease Year.

5. SECURITY DEPOSIT. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Provided Tenant is not then in default and no event exists that with the passage of time or the giving of notice, or both, would constitute a default under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within two (2) weeks following the expiration of the Lease term. If Landlord sells its interest in the Building during the Term, Landlord shall deposit with the purchaser the Security Deposit (or balance thereof), and, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. If Basic Rent increases during the Term, Tenant shall, within ten (10) days following written request from Landlord, deposit additional sums with Landlord so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Basic Rent as the initial Security Deposit bore to the initial Basic Rent.

6.      USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "E", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any such Rules and Regulations. Tenant shall, at its sole cost and expense except as set forth below, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises), whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Lease Term. Tenant shall not use or allow the Premises to be used (a) in violation of the Declaration or any other recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises, the Building and/or the Project, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Project, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant's employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area.

Notwithstanding the foregoing, if Tenant, in connection with its obligations under this Section 6.1, is required to make any alterations or improvements to the Premises and such alterations or improvements (i) are not required as a result of the specific or unique use or alteration of the Premises by Tenant,
(ii) would normally be capitalized under generally accepted accounting principles, (iii) will cost in excess of Twenty-Five Thousand Dollars ($25,000.00) and (iv) the useful life of the alteration or improvement (as such useful life is based on the estimated actual life pursuant to generally accepted accounting practices) will extend beyond the Term (collectively, the "REIMBURSEMENT REQUIREMENTS"), then Landlord shall reimburse Tenant for Landlord's pro rata share of the cost thereof within thirty (30) days following the expiration or sooner termination of this Lease, provided, however, Landlord shall have no such reimbursement obligation if this Lease terminates as a result of an uncured default by Tenant. Landlord's pro rata share shall be a fraction, the numerator of which is the number of months remaining on the useful life of the alteration or improvement after the expiration or sooner termination of this Lease; and the denominator of which is the total number of months of the useful life of the alteration or improvement. As a condition precedent to Landlord's obligation to reimburse Tenant for its pro rata share, Tenant shall first obtain Landlord's prior written approval of the contractor, the plans and specifications, the cost of any such alteration or improvement and the useful life of such alteration or improvement, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord may elect, in its sole discretion, to make any required alteration or improvement meeting the Reimbursement Requirements and charge Tenant, as additional rent, Tenant's pro rata share of the cost of such alteration or improvement plus Interest, which pro rata share shall be a fraction, the numerator of which shall be one (1) and the denominator of which shall be the total number of months of the useful life of the alteration or improvement. Tenant shall pay such additional rent to Landlord on the first day of each calendar month during the Term of this Lease (as the same may be extended pursuant to the terms of this Lease). For purposes of this
Section 6.1, the term "INTEREST" shall mean the prime rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate".

6.2     PARKING.

6.2.1 TENANT'S PARKING PRIVILEGES. During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking privileges specified in Section 1.10 of the Summary hereof for use by Tenant's employees in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking privileges designated in Section 1.10 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges and/or make all or a portion of such privileges reserved; provided, that the number of parking privileges that Tenant is entitled to pursuant to Section 1.10 of the Summary is not reduced.

6.2.2 PARKING RULES. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

6.3 SIGNS, AWNINGS AND CANOPIES. Tenant will not place or suffer to be placed or maintained on the roof or on any exterior door, wall or window (or within 48 inches of any window) of the Premises any sign, awning or canopy, or advertising matter on the glass of any window or door of the Premises without Landlord's prior written consent. Notwithstanding the foregoing, at Tenant's sole cost and expense, Tenant shall have the right to install (i) one (1) Building top sign on the exterior of the Building, (ii) one (1) sign adjacent to the main entrance to the Premises and (iii) to the extent Landlord constructs a monument for the Project or the Building, a sign on the monument sign; provided Tenant complies with any covenants of record, obtains approval from all governmental authorities having jurisdiction over the Premises and obtains approval from Landlord as to the size, location, fabrication, style and content of such signage, which approval shall not be unreasonably withheld. Tenant agrees to maintain any such sign, awning, canopy, decoration, lettering or advertising matter as may be approved by Landlord in good condition and repair at all times. At the expiration or earlier termination of this Lease, Tenant shall remove all signs, awnings, canopies, decorations, lettering and advertising and shall repair any damage to the Building, the Premises or the Project resulting therefrom all at Tenant's sole cost and expense. If Tenant fails to maintain any such approved sign, awning, decoration, lettering, or advertising after ten (10) days' written notice of such failure, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a twenty percent (20%) overhead fee. If, without Landlord's prior written consent, Tenant installs any sign, awning, decoration, lettering or advertising, or fails to remove any such item(s) at the expiration or earlier termination of this Lease, Landlord may have such item(s) removed and stored and may repair any damage to the Building, the Premises or the Project at Tenant's expense. The removal, repair and/or storage costs shall bear interest until paid at the Interest Rate.

6.4     HAZARDOUS MATERIALS.

6.4.1 TENANT'S OBLIGATIONS. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws (as defined below) applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "ENVIRONMENTAL LAW" means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "ENVIRONMENTAL PERMITS" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials used and stored in compliance with all Environmental Laws (some or all of which may constitute Hazardous Materials as defined below), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit "H" attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant, Tenant's Parties or any other persons or entities. In the event of any release of Hazardous Materials installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the request of Landlord at any time during which Landlord has reason to believe that Tenant is not in compliance with this Section 6.4.1, cause to be performed an environmental audit of the Premises at Tenant's expense by an established environmental consulting firm reasonably acceptable to Landlord. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

6.4.2 LANDLORD'S TERMINATION OPTION FOR CERTAIN ENVIRONMENTAL PROBLEMS. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 6.4.1, Landlord may, at its option, either (i) remediate such Hazardous Materials, at its own expense, in which event this Lease shall continue in full force and effect or (ii) if the estimated cost to remediate such Hazardous Materials exceeds twelve (12) times the then Basic Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater, give written notice to Tenant, within thirty (30) days after receipt by Landlord of knowledge of the existence of such Hazardous Materials, of Landlord's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Landlord elects to give such a termination notice, Tenant may, within ten (10) days thereafter, give written notice to Landlord of Tenant's commitment to pay the amount by which the cost of the remediation of such Hazardous Materials exceeds an amount equal to twelve (12) times the then Basic Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater. Tenant shall provide Landlord with such funds or satisfactory assurance thereof within thirty
(30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as the date specified in Landlord's termination notice.

6.5 REFUSE AND SEWAGE. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant's trash becomes excessive in Landlord's judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant's sole cost and expense.

6.6 PEST CONTROL. Tenant shall, at its own cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Premises on an as needed basis for the purpose of eliminating infestation by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, a copy of which shall be delivered to Landlord by Tenant upon request.

6.7 EXTRAORDINARY SERVICES. If Landlord incurs Operating Expenses or other costs for any increase in services provided to or for the benefit of Tenant above those services normally provided by Landlord to the other tenants in the Project and such increased services or costs result from any act, conduct, extraordinary use and/or special request by Tenant, Tenant agrees to reimburse Landlord for the costs of such extraordinary services, within thirty (30) days of delivery to Tenant of written invoice for such extraordinary services. By way of example only, if Tenant should request extraordinary security services, lighting, cleaning and/or repair, such extraordinary services may be billed directly to Tenant as provided in this Section 6.7 and shall be reimbursed by Tenant to Landlord as provided herein.

7. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this
Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three
(3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. BROKERS. Landlord has entered into an agreement with the real estate broker specified in Section 1.13 of the Summary as representing Landlord ("LANDLORD'S BROKER"), and Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and the broker specified in Section 1.13 of the Summary as representing Tenant ("TENANT'S BROKER"). Any commissions or fees payable to Tenant's Broker with respect to this Lease shall be paid exclusively by Landlord's Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, or (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.      SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to
Section 18), with all of Tenant's personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to
Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section
12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Basic Rent equal to: (a) one hundred fifty percent (150%) of the Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred fifty percent (150%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2.

9.3 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10.     TAXES.

10.1 REAL PROPERTY TAXES. Tenant shall pay Tenant's Share of Real Property Taxes in accordance with the provisions of Section 4. "REAL PROPERTY TAXES" mean, collectively, all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes, commercial rent or gross receipts taxes, and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments which may be levied or assessed by any lawful authority against the Project applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Real Property Taxes are included within Operating Expenses, as set forth in Section 4.4. Notwithstanding anything to the contrary contained in this Section 10.1, there shall be excluded from Real Property Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's gross or net income from all sources, and (ii) documentary transfer taxes associated with the sale or other transfer by Landlord of its interest in the Project.

10.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures), (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) and (c) this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.     POSSESSION; CONDITION OF PREMISES; REPAIRS.

11.1 DELIVERY OF POSSESSION. Landlord will deliver possession of the Premises to Tenant prior to completion of Landlord's Work on the date set forth in Section
1.7 of the Summary; however, if Landlord cannot deliver possession of the Premises to Tenant by such date, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay. If Landlord has not delivered the Premises to Tenant within thirty (30) days after the mutual execution of this Lease and such delay is not caused by Tenant or any Tenant Parties, Tenant shall have the right to terminate this Lease, in which case all amounts deposited by Tenant with Landlord shall be refunded to Tenant. If the delay in possession is caused by Tenant (including delays caused by Tenant's failure to supply any item referred to in the following sentence), then the Term and Tenant's obligation to pay rent will commence as of the date the Commencement Date would have occurred but for Tenant's delay, even though Tenant does not yet have possession. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following:
(i) a copy of this Lease fully executed by Tenant and the guaranty of Tenant's obligations under this Lease executed by the Guarantor; (ii) the Security Deposit and the first installment of Basic Rent; and (iii) copies of policies of insurance or certificates thereof as required under Section 20 of this Lease.

11.2 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business and Tenant shall accept the Premises in their as-is condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time complete and in good, sanitary and satisfactory condition and repair without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

Notwithstanding the foregoing, Landlord warrants that the Building, the parking areas and any existing improvements in the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances including but not limited to the Americans with Disabilities Act of 1990 ("APPLICABLE REQUIREMENTS") in effect and as interpreted on the date Landlord delivers possession of the Premises to Tenant pursuant to Section 1.7 of the Summary. Said warranty does not apply to the use to which Tenant will put the Premises or to any alterations made or to be made by Tenant. Tenant is responsible for determining whether or not the zoning is appropriate for Tenant's intended use. If the Premises do not comply with said warranty, Landlord shall, as Tenant's sole remedy and promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's sole cost and expense; provided, however, if Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days following the date Landlord delivers possession of the Premises, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

In addition, Landlord warrants that the existing electrical and mechanical systems and equipment in the Premises shall be in good operating condition on the date Landlord delivers possession of the Premises to Tenant pursuant to
Section 1.7 of the Summary. If the Premises do not comply with said warranty, Landlord shall, as Tenant's sole remedy and promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's sole cost and expense; provided, however, if Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days following the date Landlord delivers possession of the Premises, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

11.3 LANDLORD'S REPAIR OBLIGATIONS. Landlord shall, at its sole cost and expense, repair, maintain and replace, as necessary the Building shell and other structural portions of the Building (including the roof, exterior walls and foundations). In addition, as part of the Operating Expenses, Landlord shall repair, maintain and replace, as necessary (a) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems within the Building core (but not any conduits or connections thereto or distribution systems thereof within the Premises or any other tenant's premises or those systems exclusively serving the Premises or any other premises), and (b) the Common Areas of the Project. Notwithstanding the foregoing, to the extent any maintenance, repairs or replacements required to be performed by Landlord pursuant to this Section 11.3 are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs or replacements. Landlord shall not be liable to Tenant for failure to perform any such repairs, maintenance or replacements, unless Landlord shall fail to make such repairs, maintenance or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.4 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in Sections 11.3, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair and preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises or exclusively serving the Premises, all fixtures, furniture and equipment, Tenant's storefront and signs, if any, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, if any, and any alterations, additions and other property located within the Premises in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. In addition, Tenant agrees to procure and maintain maintenance contracts for all heating, ventilating and air conditioning systems with reputable contractors reasonably approved by Landlord. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.     ALTERATIONS.

12.1    TENANT CHANGES; CONDITIONS.

(a) Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "TENANT CHANGES," and individually, a "TENANT CHANGE") unless Tenant first obtains Landlord's prior written approval thereof, which approval Landlord shall not unreasonably withhold. Notwithstanding the foregoing, Landlord's prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Ten Thousand Dollars ($10,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed Fifty Thousand Dollars ($50,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten
        (10) days prior to commencement of the work thereof; (iv) the Tenant Change does not affect the mechanical, electrical, plumbing or life safety systems of the Premises, the Building and/or the Project (collectively, the "SYSTEMS"), the roof or structural components of the Premises or the exterior of the Premises; and (v) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(b) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(a) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with licensed and bondable contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld; (ii) before proceeding with any Tenant Change, provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below, if Landlord elects in writing to insure such Tenant Changes; provided, however, that Landlord shall not be required to include the Tenant Changes under such insurance. If such Tenant Changes are not included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) at Landlord's request, a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s). Further, Landlord's approval of Tenant Changes and the plans therefor will create no liability or responsibility on Landlord's part concerning the completeness of same or their design sufficiency or compliance with laws.

(d) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, applicable building permit requirements and the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(e) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises paid for by Tenant shall remain the property of Tenant during the Term of this Lease and the initial Tenant Improvements in the Premises paid for by Landlord shall remain the property of Landlord during the Term of the Lease, but all Tenant Changes and Tenant Improvements (whether installed or paid for by Landlord or Tenant) shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant in connection with its approval of the initial Tenant Improvements pursuant to the Work Letter or any Tenant Changes pursuant to Section 12.1, identify those items of the initial Tenant Improvements or Tenant Changes which Landlord shall require Tenant to remove at the end of the Lease Term. However, Landlord's failure to specify at that time whether Tenant shall be required to remove the Tenant Improvements or any Tenant Changes will only be deemed an election not to require such removal if Tenant informed Landlord in its request for approval that Landlord's failure to identify such items would result in Tenant having no obligation to remove the same at the expiration of the Lease Term (or upon any sooner termination of this Lease). If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair).

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises through or under Tenant, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Premises.

14.     ASSIGNMENT AND SUBLETTING.

14.1 RESTRICTION ON TRANSFER. Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises (collectively and individually, a "TRANSFER"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay. In no event may Tenant encumber or hypothecate this Lease. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is transferred by Tenant, or if the Premises or any part thereof are transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting in any way Landlord's right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord's opinion, (i) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant at the date hereof, (ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, (iii) the proposed Transfer involves a change of the then-current use of the Premises, or (iv) the proposed assignee or subtenant is not, in Landlord's reasonable opinion, of reputable or good character or consistent with Landlord's desired tenant mix for the Project. Subject to Section 14.5 below, if Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.1, unless (a) at least twenty (20) days prior to such transfer, assignment or hypothecation or if such proposed transfer, assignment or hypothecation is not publicly known, promptly after such proposed transfer, assignment or hypothecation is made public, Tenant delivers to Landlord the financial statements and other financial and background information of the person or entity acquiring such stock or interest; (b) the financial net worth of the Tenant immediately following such transfer, assignment or hypothecation equals or exceeds that of Tenant as of the date of execution of this Lease; (c) the use of the Premises remains unchanged; and (d) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Section 14.

14.2 TRANSFER NOTICE. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "TRANSFER DATE"), Tenant agrees to give Landlord a notice (the "TRANSFER NOTICE"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "TRANSFEREE"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3 LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) except if such Transfer Notice is delivered in connection with a Permitted Transfer, terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

14.4 ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. If the Transferee is other than a Permitted Transferee, Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section 14.4, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives the sublessee written notice that Tenant is in default under this Lease, the sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord's consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus an amount not to exceed Fifteen Hundred Dollars ($1,500.00) (which amount shall be subject to annual increases in accordance with the CPI) to cover Landlord's reasonable attorneys' fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord's in-house attorneys or paralegals or otherwise). Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of Landlord's attorneys' and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease; provided, however, that such waiver shall not apply to the extent that Landlord has acted in bad faith. For purposes of this Section 14.4, the term "CPI" shall mean the Consumer Price Index, All Cities, All Items, All Urban Consumers (1982-84=100) published by the Bureau of Labor Statistics or other governmental agency then publishing the CPI (or if such CPI is no longer published, the index most comparable to the CPI).

14.5 PERMITTED TRANSFERS. Notwithstanding the provisions of this Section 14 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent to any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern (each, a "PERMITTED TRANSFEREE"), provided that: (a) at least twenty
(20) days prior to such assignment or sublease or, if such assignment or sublease is as a result of a merger, consolidation or an acquisition of all of Tenant's assets as a going concern, promptly after such merger, consolidation or acquisition is made public, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee as described in Section 14.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to a commercially reasonable assumption agreement, a fully executed copy of which is delivered to Landlord within twenty (20) days following the effective date of such assignment or subletting; (c) the financial net worth of the assignee or sublessee equals or exceeds that of Tenant and any guarantor hereof as of the date of execution of this Lease; (d) Tenant remains fully liable under this Lease; (e) the use of the Premises remains unchanged; and (f) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Section 14.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, to the extent reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for providing scheduled services, if any). Landlord shall have the means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct.

16. UTILITIES AND SERVICES. The Premises shall be separately metered by Landlord for electricity and gas, the charges for which Tenant shall pay directly to the utility companies, and Landlord shall not impose any restriction on Tenant's use thereof, except to the extent required by law. Landlord shall deliver the Premises with separate HVAC systems for the Premises, which systems may be used by Tenant without restriction so long as Tenant maintains and repairs the same in accordance with this Lease. Tenant shall be solely responsible for and shall promptly pay all charges for heat, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as additional rent as apportioned by Landlord. The rate to be charged to Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as additional rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant.

17.     INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 INDEMNIFICATIONS. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any occurrence at the Premises following the date Landlord delivers possession of the Premises to Tenant, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or, with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT

PARTIES"); (c) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, or caused by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Subject to Section 22 hereof, Landlord will be liable for, and shall indemnify, protect, defend and hold harmless Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns (collectively, "TENANT INDEMNIFIED PARTIES") from and against any and all Indemnified Claims (but excluding claims for consequential damages or lost profits) that arise or result solely from (a) any negligent or willful act or omission of Landlord, Landlord's agents, employees or contractors, or (b) any occurrence in the Common Area not caused by Tenant or the Tenant Parties, but only to the extent covered by the liability insurance maintained or required to be maintained by Landlord pursuant to this Lease.

17.3 SURVIVAL; NO RELEASE OF INSURERS. The indemnification obligations under
Section 17.2, shall survive the expiration or earlier termination of this Lease. The covenants, agreements and indemnification in Sections 17.1 and 17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease.

18.     DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below) (or would have received sufficient proceeds if Landlord carried the insurance required of it hereunder), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration (or would not have received sufficient proceeds if Landlord carried the insurance required of it hereunder), then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements, the Tenant Changes that Landlord elects to insure pursuant to Section 12.1(b) and, to the extent of insurance proceeds received from Tenant, the Tenant Changes that Tenant insures pursuant to Section 12.1(b) and/or 20.1(a)), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

Notwithstanding the foregoing, if the Premises are damaged by fire or other casualty and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article 18, then, as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord is estimated to be complete (the "COMPLETION ESTIMATE").
If: (i) the time estimated to substantially complete the restoration exceeds fifteen (15) months from and after the date the Completion Estimate is delivered to Tenant or (ii) the fire or other casualty occurred within twelve (12) months prior to the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date such restoration is commenced, Tenant shall have the option to terminate this Lease upon delivery to Landlord of a written notice of Tenant's election to so terminate within seven (7) days after Tenant receives the Completion Estimate.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes to the extent paid for by Landlord in the Premises to the extent such items are not covered by Landlord's casualty insurance obtained by Landlord pursuant to
Section 21 below (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, but only to the extent of the proceeds that Landlord receives from the rental loss insurance maintained by Landlord. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages from Landlord for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any delay due to Force Majeure as defined in Section 32.16, and delays caused by Tenant or any Tenant Parties), then Landlord or Tenant (but only if the delay is not caused by Tenant or any Tenant Parties) may elect to terminate this Lease upon thirty (30) days' prior written notice to the other party.

18.5 DAMAGE TO THE PROJECT. If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-half (1/2) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

18.6 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections
18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty.

18.7 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code
Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.     EMINENT DOMAIN.

19.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project shall be taken (whether or not such taking substantially interferes with Tenant's use of the Premises), Landlord may terminate this Lease upon thirty (30) days' prior written notice to Tenant as long as Landlord also terminates leases of all other tenants leasing comparably sized space within the Building for comparable lease terms.

19.3 CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

19.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.     TENANT'S INSURANCE.

20.1 TYPES OF INSURANCE. On or before the earlier of the Commencement Date or the date Landlord delivers possession of the Premises to Tenant, and continuing thereafter until the expiration of the Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) Special Form (fka All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the Tenant Improvements and any Tenant Changes that Landlord elects to insure pursuant to Section 12.1(b) above) , in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with a general aggregate of not less than Three Million Dollars ($3,000,000) and with "umbrella" or "excess liability" coverage of not less than Five Million Dollars ($5,000,000). The limits of such commercial general liability insurance shall be increased every three (3) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent (i) such risks and amounts are available in the insurance market at commercially reasonable costs, and (ii) such insurance is then-customarily required of similarly situated tenants in similarly situated markets.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord's mortgagees and are authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear;
(d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of additional insureds shall be primary, and any insurance carried by the additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; (g) require the insurer to notify Landlord and the other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof;

(h) contain a cross liability or severability of interest endorsement; (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof and (j) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 20.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section
20. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof and such notice informed Tenant that such failure would result in Tenant being in default under this Lease, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21. LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Common Area improvements, the Building, the Premises and the Tenant Improvements (excluding, however, Tenant's furniture, equipment and other personal property and Tenant Changes, unless Landlord otherwise elects to insure the Tenant Changes pursuant to Section 12.1(b) above) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, Landlord may elect to self-insure all or any part of such required insurance coverage provided that Landlord has a net worth of at least Fifty Million Dollars ($50,000,000.00) and if Landlord so elects to self-insure, for purposes of this Lease Landlord shall be deemed to have carried that portion of the insurance that it has elected to self-insure. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts and deductibles) shall be included in Operating Expenses.

22.     WAIVERS OF SUBROGATION.

22.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) occurrences insured against under any insurance policy (other than commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) occurrences which would have been covered under any insurance (other than commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 WAIVER OF INSURERS. Each party shall cause each insurance policy (other than commercial general liability insurance) required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.     TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a)     intentionally omitted;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it may be cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; and

(d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of guarantor's assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of substantially all of guarantor's assets or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

(e) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; or

(f) Tenant or any guarantor hereof shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

Any notice sent by Landlord to Tenant pursuant to this Section 23.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

23.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations (except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances)) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6 INTEREST. If any monthly installment of Basic Rent or Common Area Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in
Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law; provided, however, for the first two (2) times in any consecutive twelve (12) month period, such late charge shall not be payable unless Tenant fails to make such payment within three (3) days following the date Tenant receives written notice from Landlord that such Rent is past due. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8    INTENTIONALLY DELETED.

23.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23.10 TENANT'S WAIVER OF REDEMPTION. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

23.11 COSTS UPON DEFAULT AND LITIGATION. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys' fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all reasonable costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

24. LANDLORD'S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof and (d) in no event shall Landlord be liable for consequential damages or loss of business profits.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof); provided that with regard to any future deed of trust or ground lease, such subordination shall be conditioned upon Tenant's possession of the Premises not being disturbed so long as Tenant is not in default under this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. Should Tenant fail to sign and return any such documents within said ten (10) day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above.

26.     ESTOPPEL CERTIFICATE.

        26.1 TENANT'S OBLIGATIONS. Within ten (10) days following Landlord's written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Project, as well as their assignees.

26.2 TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance.

27.     INTENTIONALLY DELETED.

28.     MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

28.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, if such should prove necessary to effect a cure).

29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease arising after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Landlord's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that, except for any security deposit, insurance proceeds or condemnation proceeds actually paid to and received by Landlord, the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Project, and no other assets of Landlord.

32.     MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises are located.

32.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit or arbitration against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, expenses and court costs), shall be paid by the other party.

32.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

32.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease, including the Summary and all Exhibits and Riders attached hereto contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Basic Rent and Operating Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease.

32.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

32.12 AUCTIONS. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or the Project.

32.13 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.14 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership).

32.15 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

32.16 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.16 shall not apply to nor operate to excuse Tenant from the payment of Basic Rent, Operating Expenses, percentage rent, if any, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.17 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.18 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, or if required by law or applicable legal process, including, without limitation, any regulations of the Securities and Exchange Commission.

32.19 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33.     LEASE EXECUTION.

33.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's operating agreement (if Tenant is a limited liability company), Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

33.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3 GUARANTY. This Lease is subject to and conditional upon Tenant's delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease, of a Guaranty in the form of and upon the terms contained in Exhibit "G" attached hereto and incorporated herein by this reference, which shall be fully executed by the Guarantor specified in Section 1.16 of the Summary.

33.4 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34. WAIVER OF JURY TRIAL. Each Party hereby waives any right to a trial by jury in any action seeking specific performance of any provision of this Lease, for damages for any breach under this Lease, or otherwise for enforcement of any right or remedy hereunder.



                            [signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

"TENANT"                             eHNC,
                                     a Delaware corporation


                                     *By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------


                                     *By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------

"LANDLORD"                           LBA VF-I, LLC, a California limited
                                     liability company

                                     By:  LBA, Inc., a California
                                          corporation, its authorized
                                          agent


                                            *By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                    ----------------------------



--------
*NOTE:
IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                  PROJECT SITE




                                     [MAP]



                                  EXHIBIT "A"

                                   FLOOR PLAN



                                     [MAP]



                                  EXHIBIT "B"

                               TENANT WORK LETTER


        1. Tenant shall, at Tenant's sole cost and expense (but subject to reimbursement by Landlord pursuant to Paragraph 6 below), improve the Premises in accordance with plans and specifications approved in writing by Landlord and in accordance with the requirements of all laws. It is contemplated by the parties that the improvements to the Premises (the "TENANT IMPROVEMENTS") will be as described or depicted on Schedule 1 attached hereto (the "PRELIMINARY PLANS"). Within thirty (30) days following the date of the Lease, Tenant shall provide to Landlord working drawings for the Tenant Improvements (and any signage) based upon and conforming with the Preliminary Plans and prepared by a licensed architect or engineer reasonably approved by Landlord. If Tenant chooses to use Austin Veum as its architect, such architect is approved by Landlord. Within five (5) business days of Landlord's receipt of such working drawings, Landlord shall notify Tenant of any required changes to the working drawings. Landlord's failure to so notify Tenant of any such required changes to the working drawings within said fifteen (15) day period shall be deemed to constitute Landlord's approval thereof. Tenant shall revise the working drawings in accordance with Landlord's comments and deliver the same to Landlord within ten (10) days of Tenant's receipt of Landlord's comments. Tenant shall, at its sole cost and expense, be responsible for obtaining all permits and approvals from governmental authorities necessary for the construction of such improvements and the operation of Tenant's business. Landlord will reasonably cooperate with Tenant (at no cost to Landlord) in Tenant's efforts to obtain all such permits and approvals. Landlord makes no representation concerning the availability of such permits or approvals.

        2. No improvement of any kind to the Premises shall be erected or maintained unless and until the plans, specifications and proposed location of such improvement have been approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's review and approval of the plans and specifications for the improvements shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with Laws.

        3. Except for Landlord's reimbursement pursuant to Paragraph 6 below, Landlord shall not be responsible for any costs associated with Tenant's construction of any improvements and Tenant acknowledges that Tenant is accepting the Premises in their "as-is" and "where-is" state, subject to Landlord's obligations under Sections 11.2 and 11.3 of the Lease.

        4. No work of any kind shall be commenced on and no building or other material shall be delivered until at least five (5) business days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials.

        5. The improvements shall be constructed, and all work performed on the Premises, shall be in accordance with all laws. All work performed on the Premises shall be done in a good, workmanlike and lien free manner and only with new materials of good quality and high standards. All work required in the construction of the improvements shall be performed only by competent contractors duly licensed as such under the laws of the State of California and reasonably approved by Landlord. Tenant will competitively bid the general conditions and fees for the construction with contractors approved by Landlord. Tenant shall then enter into a construction contract approved by Landlord (which approval shall not be unreasonably withheld or delayed) with the selected contractor to construct the Tenant Improvements, which contract will (i) name Landlord as a third party beneficiary (ii) permit an assignment to Landlord, at Landlord's election, upon a default by Tenant under the Lease and (iii) provide that the contractor will guarantee that the Tenant Improvements will be free from any defects in workmanship and materials for at lease one (1) year following substantial completion. Tenant shall be responsible for all aspects of coordinating the construction management, including obtaining and paying for utilities consumed during construction.

        6. Landlord agrees to contribute the sum ("ALLOWANCE") of up to Five Hundred Thirty Thousand Dollars ($530,000.00) toward the cost of the Tenant Improvements. Landlord shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Tenant for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

(a) Payment of the fees of Tenant's architect and engineers in connection with the preparation of the plans and specifications and final working drawings;

(b) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements; and

(c)     The cost of construction of the Tenant Improvements.

        Provided Tenant is not in default under the Lease (and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease), Landlord shall make periodic disbursements (but no more often than monthly) of the Allowance for Tenant Improvements. Landlord may, at its election, make disbursement checks payable jointly to Tenant and the contractor or other payee, as applicable. As to each disbursement, the appropriate portion of the Allowance shall be disbursed to Tenant (less 10% retention) only when Landlord has received the following ("EVIDENCE OF COMPLETION"):



                                  EXHIBIT "C"

(a) Tenant has delivered to Landlord a draw request ("DRAW REQUEST") in the form of AIA Document G702 and G703 (or other form acceptable to Landlord) specifying that the requisite portion of Tenant Improvements has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request. The Draw Request shall constitute a representation by Tenant that the Tenant Improvements identified therein have been completed in a good and workmanlike manner and in accordance with the approved plans;

(b) The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the approved plans;

(c) Tenant has delivered to Landlord conditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by the current Draw Request and unconditional lien releases from the contractor and all relevant subcontractors and materialmen with respect to work covered by prior Draw Requests;

(d) Landlord or Landlord's architect or construction representative has inspected the Tenant Improvements and determined that the portion of the Tenant Improvements covered by the Draw Request has been completed in a good and workmanlike manner, and Landlord is satisfied, in its reasonable judgment, that the cost to complete the Tenant Improvements does not exceed the remaining Allowance and other sums available to Tenant for the payment of such costs.

        The final disbursement of the balance of the Allowance (i.e., the retention) shall be disbursed only when Landlord has received Evidence of Completion as to all of the Tenant Improvements as provided hereinabove and the following conditions have been satisfied:

(i) Sixty-five (65) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

(ii) A final or temporary certificate of occupancy for the Premises (if a temporary certificate, the conditions set forth therein shall be satisfactory to Landlord in its reasonable judgment) has been issued by the appropriate governmental body;

(iii) Tenant shall have delivered to Landlord one set of reproducible "As Built" plans for the Tenant Improvements as prepared by Tenant's architect;

(iv) A complete list of the names, addresses, telephone numbers and contract amount for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for the Tenant Improvements;

(v)     No claim of lien shall be of record respecting the Tenant Improvements;

(vi) Tenant shall have delivered to Landlord conditional or unconditional lien releases, as applicable, in accordance with California Civil Code
        Section 3262 as to all of the Tenant Improvements;

(vii) Tenant shall have delivered to Landlord copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits; and

(viii) Tenant is not in default under the Lease and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease.

        Landlord, at any time after completion of the Tenant Improvements and upon at least five (5) business days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures during the term. Tenant shall make available to Landlord's auditor within three (3) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

        8. If the cost of the Tenant Improvement Allowance Items does not exceed the Allowance, Tenant shall be entitled to reimbursement for the actual and documented costs incurred by Tenant for (i) installation of signage, (ii) network cabling and (iii) moving expenses ("ADDITIONAL WORK") so long as the Tenant Improvements have been completed. Upon completion of the Additional Work, Landlord shall disburse to Tenant the appropriate portion of the Allowance only when the conditions in Section 7 above have been satisfied to the extent that such conditions are applicable to the Additional Work. If the cost of the Tenant Improvements Allowance Items and the Additional Work does not, in the aggregate, exceed the Allowance, Landlord shall retain the difference.

        9. In addition to the Allowance, Landlord agrees to contribute an amount not to exceed Eighty Thousand Dollars ($80,000.00) less any costs incurred by Landlord to date in connection with



                                  EXHIBIT "C"

Landlord's current plans for the elevator (the "ADDITIONAL ALLOWANCE"), which plans shall be made available for Tenant's use, towards the actual and documented costs incurred by Tenant in connection with its installation of an elevator in the Premises in a location to be mutually and reasonably acceptable to Landlord and Tenant. All work required in connection with the installation of the elevator shall be subject to the terms of Section 5 of this Exhibit "C" and the Additional Allowance shall be disbursed in accordance with Sections 6, 7 and 8 of this Exhibit "C"; provided, however, that if the cost of the elevator is less than the Additional Allowance, Tenant shall not be entitled to the difference between the Additional Allowance and the cost of the elevator nor shall such difference, if any, be applied toward the Rent due under the Lease.



                                  EXHIBIT "C"

                                   SCHEDULE 1


  [SPACE PLAN AND CORRESPONDENCE DATED AS OF MARCH 30, 2000 FROM CHRIS VEUM TO
                BOB WORRELL TO BE ATTACHED HERETO AS SCHEDULE 1]



                                   SCHEDULE 1

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES



To:_________________________________           Date:  __________________________
   _________________________________

Re: Project Lease dated __________________, 19__ between ___________________,
Landlord, and __________________________________, Tenant, concerning Suite
____________ ("PREMISES") located at __________________________________.

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

        1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

        2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for ______________ (___) years, with ______________ (___) options to renew for
______________ (___) years each, and commenced upon the Commencement Date of
________________, 19__ and is currently scheduled to expire on
________________________, subject to earlier termination as provided in the Lease.

        3 That in accordance with the Lease, rental payment has commenced (or shall commence) on ______________.

        4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _________________________ at _______________________________.

        6. The exact number of rentable square feet within the Premises is ____________ square feet.

        7. Tenant's Monthly Operating Expense Charge is currently
$________________________.


                                            AGREED AND ACCEPTED

TENANT:                                     LANDLORD:


------------------------------------        ------------------------------------

By:                                         By:
   ---------------------------------           ---------------------------------
By:
   ---------------------------------

        SAMPLE ONLY [NOT FOR EXECUTION]



                                  EXHIBIT "D"

                              RULES AND REGULATIONS


        1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or in any part of the Common Area without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

        2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord's reasonable discretion. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

        3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, or loading docks of the Building. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

        4. Unless expressly set forth to the contrary in Tenant's Lease, Tenant shall have no right or entitlement to the display of Tenant's name or logo on any Project sign, monument sign or pylon sign.

        5. All cleaning and janitorial services for the Premises shall be provided, at Tenant's sole cost and expense, exclusively by or through Tenant or Tenant's janitorial contractors in accordance with the provisions of Tenant's Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

        6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.

        7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, subject to any express provisions of Tenant's Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

        8. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to
Tenant: (a) to name or change the name of the Building or Project; (b) to change the address of the Building, and/or (c) to install, replace or change any signs in, on or about the Common Areas, the Building or Project (except for Tenant's signs, if any, which are expressly permitted by Tenant's Lease).

        9. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant's business and, except with regard to Tenant's computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

        10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

        11. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

        12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

        13. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.

        14. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.



                                  EXHIBIT "E"

        15. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

        16. The Premises shall not be used for lodging or for manufacturing of any kind.

        17. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

        18. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

        19. The requirements of Tenant will be attended to only upon the appropriate application to Landlord or Landlord's designated representative by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        20. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

        21. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

        22. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

        23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

                          PARKING RULES AND REGULATIONS

        In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Project's parking areas.

        1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

        2. Tenant and its employees shall only park in parking areas designated by Landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

        3. No overnight or extended term storage of vehicles shall be permitted.

        4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

        5. All directional signs and arrows must be observed.

        6. The speed limit within all parking areas shall be five (5) miles per hour.

        7. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

        8. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

        9. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.



                                  EXHIBIT "E"

                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE


        The undersigned ("Tenant") hereby certifies to ______________________________ ("Landlord"), and ____________________________,
as follows:

        1. Attached hereto is a true, correct and complete copy of that certain Project Lease dated ________________________, 19__ between Landlord and Tenant (the "Lease"), which demises Premises which are located at ________________________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

        2. The term of the Lease commenced on ________________, 19__.

        3. The term of the Lease is currently scheduled to expire on ________________, 19__.

        4. Tenant has no option to renew or extend the Term of the Lease except:
________________________________.

        5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except: ____________________________________________________________________.

        6. The Lease has: (Initial One)

        ( ) not been amended, modified, supplemented, extended, renewed or assigned.

        ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:
__________________________________________________________________.

        7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion
thereof except as follows:                             .

        8. The current Basic Rent is $______________; and current monthly parking charges are $____________.

        9. Tenant's Monthly Operating Expense Charge currently payable by Tenant is $____________ per month.

        10. The amount of security deposit (if any) is $________________. No other security deposits have been made.

        11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

        12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

        13. As of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

        14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

        15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

        16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

        17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

        18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

        The foregoing certification is made with the knowledge that ________________________ is about to [FUND A LOAN TO LANDLORD OR PURCHASE THE BUILDING FROM LANDLORD], and that



                                  EXHIBIT "F"

________________________ is relying upon the representations herein made in [FUNDING SUCH LOAN OR PURCHASING THE BUILDING].

Dated:  ________________, 19__.

"TENANT"


------------------------------------
By:
   ---------------------------------
By:
   ---------------------------------



                         SAMPLE ONLY (NOT FOR EXECUTION)



                                  EXHIBIT "F"

                                 LEASE GUARANTY


        THIS LEASE GUARANTY ("GUARANTY") is made by HNC Software Inc., a Delaware corporation ("GUARANTOR") in favor of LBA VF-I, LLC, a California limited liability company ("LANDLORD") in connection with that certain Multi-Tenant Industrial Lease dated April ___, 2000 (the "LEASE") pursuant to which Landlord is to lease to eHNC Software, a Delaware corporation ("TENANT") a portion of those premises generally referred to as 9477 Waples Street, San Diego, California 92121 (the "PREMISES").

        A. Landlord requires this Guaranty as a condition to its execution of the Lease and the performance of the obligations to be performed under the Lease by Landlord.

        B. Guarantor has agreed to provide this Guaranty to induce Landlord to enter into the Lease with Tenant and perform its obligations under the Lease.

        C. All capitalized terms contained herein which are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

        In consideration of Landlord's agreement to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Landlord as follows:

        1. The Lease is hereby incorporated into and made a part of this Guaranty by this reference.

        2. Guarantor hereby unconditionally guarantees, as a primary obligor and not as a surety, without deduction by reason of setoff, defense or counterclaim, the full and punctual payment of all sums of rent and other amounts payable under the Lease and the full and punctual performance of all terms, covenants and conditions in the Lease to be kept, performed and/or observed by Tenant. Guarantor's obligations under this Guaranty are continuing and unconditional. Notwithstanding the foregoing, (a) with respect to any obligations accruing under the Lease during the first two (2) years of the Term, Guarantor's liability to Landlord pursuant to this Section 2 shall be limited to an amount equal to one (1) year's worth of Basic Rent and Additional Rent; and (b) with respect to any obligations accruing under the Lease during the remainder of the Lease Term , Guarantor's liability to Landlord pursuant to this Section 2 shall be limited to an amount equal to nine (9) month's worth of Basic Rent and Additional Rent; provided, however that Guarantor shall not be entitled to any reduction in its liability as contemplated in this subparagraph (b) if, at the time that such reduction is to occur, either (i) a Tenant default exists under the Lease or (ii) an event has occurred, which, with the passage of time, or the giving of notice, or both, would become a default under the Lease. All Additional Rent shall, for the purposes of calculating any amount due under the provisions of this Section 2, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that, if it becomes necessary to compute such Additional Rent before such a twelve (12) month period has occurred, then such Additional Rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

        3. Guarantor hereby agrees that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder:
(a) the Lease may be extended and any other term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all the obligations of Tenant under the Lease as so extended, amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person; (e) Landlord may permit Tenant to holdover the Premises beyond the Lease Term; and (f) all or any part of the Premises or of Tenant's rights or liabilities under the Lease may be sublet, assigned or assumed. Without in any way limiting the foregoing, Guarantor agrees not to unreasonably withhold its consent to any sublease, assignment of the Lease or other modification of the Lease which is agreed to by Landlord and Tenant.

        4. Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the genuineness, validity, regularity or enforceability of the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2809, 2810 and 2845 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

        5. Guarantor hereby waives and agrees not to assert or take advantage of
(a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices



                                  EXHIBIT "G"
of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease; (c) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease.

        6. Guarantor hereby waives and agrees not to assert or take advantage of any right to (a) exoneration if Landlord's actions shall impair any security or collateral of Guarantor; (b) any security or collateral held by Landlord; (c) require Landlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; (d) require Landlord to pursue any right or remedy for the benefit of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2819, 2849 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

        7. Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Tenant. Guarantor's obligations under this Guaranty shall in no way be affected by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee of Tenant or by any disaffirmance or abandonment of the Lease or any payment under this Guaranty by a trustee of Tenant in any bankruptcy proceeding including, without limitation, any impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

        8. Until all the Tenant's obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation or reimbursement against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenant's use of the Premises; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of
Section 2848 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

        9. Prior to the execution of this Guaranty and at any time during the Term of the Lease upon ten (10) days prior written notice from Landlord, Guarantor agrees to provide Landlord with a current financial statement for Guarantor and financial statements for Guarantor for the two (2) years prior to the current financial statement year to the extent not previously delivered to Landlord. Guarantor's financial statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, audited by an independent certified public accountant. Guarantor represents and warrants that all such financial statements shall be true and correct statements of Guarantor's financial condition.

        10. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

        11. This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.

        12. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof. No course of dealing between Landlord and Tenant shall alter or affect the enforceability of this Guaranty or Guarantor's obligations hereunder.

        13. Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against, all losses, costs and expenses including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and attorneys'



                                  EXHIBIT "G"
fees, which may be suffered or incurred by Landlord in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Tenant's obligations under the Lease.

        14. The term "Landlord" whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise. The term "Tenant" whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant's assignee or sublessee.

        15. If any or all Guarantors shall become bankrupt or insolvent, or any application shall be made to have any or all Guarantors declared bankrupt or insolvent, or any or all Guarantors shall make an assignment for the benefit of creditors, or any or all Guarantors shall enter into a proceeding for the dissolution of marriage, or in the event of death of any or all Guarantors, notice of such occurrence or event shall be promptly furnished to Landlord by such Guarantor or such Guarantor's fiduciary. This Guarantee shall extend to and be binding upon each Guarantor's successors and assigns, including, but not limited to, trustees in bankruptcy and Guarantor's estate.

        16. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail, return receipt requested in accordance with the notice provisions of the Lease. The Tenant shall be deemed Guarantor's agent for service of process and notice to Guarantor delivered to the Tenant at the address set forth in the Lease shall constitute proper notice to Guarantor for all purposes. Notices to Landlord shall be delivered to Landlord's address set forth in the Lease. Landlord, at its election, may provide an additional notice to Guarantor at the address provided under Guarantor's signature below.

        17. If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, collection costs and other costs incurred in and in preparation for the action. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on any claim that any arbitration decision binding upon Landlord and Tenant is not binding upon Guarantor.

        18. Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with, the laws of the State of California.

        19. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

        20. This Guaranty shall terminate and be of no further force and effect upon the date that is six (6) months following the date that Tenant first achieves and continuously maintains a tangible net worth of at least Forty Million Dollars ($40,000,000.00), as determined in accordance with generally accepted accounting principles.

        21. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

        22. If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word "PERSON" as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

        23. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty.

        24. If (a) this Guaranty shall terminate pursuant to Section 20 above, or (b) upon the expiration or sooner termination of the Lease, Tenant shall have fully and faithfully performed every provision of the Lease to be performed by it, Landlord shall, upon Guarantor's written request received following the earlier to occur of (a) or (b) above, provide written notice to Guarantor that the Guaranty is of no further force or effect.



                                  EXHIBIT "G"

        THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS GUARANTY INCLUDING, WITHOUT LIMITATION, ALL WAIVERS CONTAINED IN THIS GUARANTY.

Executed on this _______ day of April, 2000.

                                            HNC Software Inc.,
                                            a Delaware corporation

                                            * By:
                                                  ------------------------------
                                            Print Name:
                                                       -------------------------
                                            Print Title:
                                                        ------------------------

                                            * By:
                                                  ------------------------------
                                            Print Name:
                                                       -------------------------
                                            Print Title:
                                                        ------------------------


                                            Address of Guarantor:
                                            5930 Cornerstone Court West
                                            San Diego, California  92121
                                            Telephone:  (858) 546-8877




----------
**NOTE:
IF GUARANTOR IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Guaranty must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Guarantor shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Guaranty.

IF GUARANTOR IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Guarantor shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Guaranty.



                                  EXHIBIT "G"

                       TENANT ENVIRONMENTAL QUESTIONNAIRE


The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.      GENERAL INFORMATION

Name of Responding Company:____________________________________________________.

Check the Applicable Status:     Prospective Tenant _____  Existing Tenant _____

Mailing Address:________________________________________________________________

Contact Person and Title:_______________________________________________________

Telephone Number:  (_____) ________________________

Address of Leased Premises:_____________________________________________________

Length of Lease Term:___________________________________________________________

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

________________________________________________________________________________
________________________________________________________________________________


2.      STORAGE OF HAZARDOUS MATERIALS

        2.1     Will any hazardous materials be used or stored on-site?

                Wastes   Yes _____   No _____

                Chemical Products    Yes _____        No _____

        2.2 Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.      STORAGE TANKS AND SUMPS

        3.1 Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

                Yes ______        No _____

                If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

                ________________________________________________________________
                ________________________________________________________________


        3.2 Have any of the tanks or sumps been inspected or tested for leakage?

                Yes ______ No _____

                If so, attach the results.

        3.3     Have any spills or leaks occurred from such tanks or sumps?

                Yes ______ No _____

                If so, describe.

                ________________________________________________________________
                ________________________________________________________________



                                  EXHIBIT "H"

        3.4     Were any regulatory agencies notified of the spill or leak?

                Yes ______ No _____

                If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

        3.5 Have any underground storage tanks or sumps been taken out of service or removed?

                Yes ______ No _____

                If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.      SPILLS

        4.1     During the past year, have any spills occurred at the premises?

                Yes ______ No _____

                If yes, please describe the location of the spill.

                ________________________________________________________________
                ________________________________________________________________


        4.2     Were any agencies notified in connection with such spills?

                Yes ______ No _____

                If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

        4.3 Were any clean-up actions undertaken in connection with the spills?

                Yes ______ No _____

                Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.      WASTE MANAGEMENT

        5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

                Yes ______ No _____

        5.2 Has your company filed a biennial report as a hazardous waste generator?

                Yes ______ No _____

                If so, attach a copy of the most recent report filed.

        5.3 Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

        5.4 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

                 _____  On-site treatment or recovery         __________________
                 _____  Discharged to sewer                   __________________
                 _____  Transported and disposed of off-site  __________________
                 _____  Incinerator                           __________________

        5.5 Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

                ________________________________________________________________

        5.6 Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

                Yes ______ No _____



                                  EXHIBIT "H"

                If yes, please describe any existing or proposed treatment methods.

                ________________________________________________________________


        5.7 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.      WASTEWATER TREATMENT/DISCHARGE

        6.1     Do you discharge wastewater to:

                _____  storm drain?       _____  sewer?

                _____  surface water?     _____  no industrial discharge

        6.2     Is your wastewater treated before discharge?

                Yes ______ No _____

                If yes, describe the type of treatment conducted.

                ________________________________________________________________
                ________________________________________________________________


        6.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.      AIR DISCHARGES

        7.1 Do you have any filtration systems or stacks that discharge into the air?

                Yes ______ No _____

        7.2 Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

                _____        Spray booth

                _____        Dip tank

                _____        Drying oven

                _____        Incinerator

                _____        Other (please describe)____________________________

                _____        No equipment requiring air permits

        7.3     Are air emissions from your operations monitored?

                Yes ______ No _____

                If so, indicate the frequency of monitoring and a description of the monitoring results.

                ________________________________________________________________


        7.4 Attach copies of any air emissions permits pertaining to your operations at the premises.

8.      HAZARDOUS MATERIALS DISCLOSURES

        8.1 Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

                Yes ______ No _____

        8.2 Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

                Yes ______ No _____

                If so, attach a copy of the business plan.

        8.3 Has your company adopted any voluntary environmental, health or safety program?



                                  EXHIBIT "H"

                Yes _____ No _____

                If so, attach a copy of the program. No formal program. We recycle paper, aluminum cans, and scrap aluminum.

9.      ENFORCEMENT ACTIONS, COMPLAINTS

        9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

                Yes ______ No _____

                If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

                ________________________________________________________________

        9.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

                Yes ______ No _____

        9.3 Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

                Yes ______ No _____

        9.4 Has an environmental audit ever been conducted at your company's current facility?

                Yes ______ No _____

                If so, identify who conducted the audit and when it was conducted.

                ________________________________________________________________



                                            "TENANT"

                                            eHNC,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------
                                               Date:
                                                    ----------------------------



                                  EXHIBIT "H"
                                      -3-